Exhibit 21


    FLEMING COMPANIES, INC. AND CONSOLIDATED SUBSIDIARIES
               SUBSIDIARIES OF THE REGISTRANT


Fleming Companies, Inc. had the following subsidiaries at year-end 2000:

     ABCO Food Group, Inc. (incorporated in Nevada)
     ABCO Holding, Inc. (incorporated in Delaware),*,#
     ABCO Markets Inc. (incorporated in Arizona),*
     ABCO Realty Corp. (incorporated in Arizona),*
     AG, L.L.C. (incorporated in Oklahoma)
     American Logistics Group, Inc. (incorporated in Delaware)
     Arizona Price Impact, L.L.C. (incorporated in Oklahoma),#
     Baker's Food Group, Inc. (incorporated in Nevada)
     Cerespan.com, Inc. (incorporated in Delaware),#
     Chouteau Development Company, L.L.C. (incorporated in Oklahoma),# Dunigan Fuels, Inc. (incorporated in Texas)
     FAVAR CONCEPTS, LTD. (incorporated in Delaware)
     Fleming Foods Management Co., L.L.C. (incorporated in Oklahoma) Fleming Foods of Texas, L.P. (incorporated in Oklahoma)
     Fleming Foreign Sales Corporation (incorporated in Barbados) Fleming International Ltd. (incorporated in Oklahoma),*
     Fleming Supermarkets of Florida, Inc. (incorporated in Florida) Fleming Transportation Service, Inc. (incorporated in Oklahoma) Fleming Wholesale, Inc. (incorporated in Nevada),*
     FuelServ, Inc. (incorporated in Delaware),*
     Gateway Insurance Agency, Inc. (incorporated in Wisconsin)
     LAS, Inc. (incorporated in Oklahoma),*
     Northwest Foods, L.L.C. (incorporated in Oklahoma),*,#
     Piggly Wiggly Company (incorporated in Oklahoma)
     Progressive Realty, Inc. (incorporated in Oklahoma)
     Rainbow Food Group, Inc. (incorporated in Nevada)
     Retail Investments, Inc. (incorporated in Nevada)
     Retail Supermarkets, Inc. (incorporated in Texas)
     RFS Marketing Services, Inc. (incorporated in Oklahoma)
     Richmar Foods, Inc. (incorporated in California)
     SAV-U-FOODS, Inc. (incorporated in Oklahoma),*,#
     Scrivner Transportation, Inc. (incorporated in Oklahoma),* University Foods, Inc. (incorporated in Utah)

     *  Inactive corporation
     #  Not 100% owned by Fleming Companies, Inc. or subsidiary.